UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Odyssey held an annual meeting of stockholders on June 18, 2012, for the purpose of considering and acting upon the following matters:

•	to elect six directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified (the “ Election Proposal ”);

•	to hold a non-binding advisory vote on executive compensation (the “ Compensation Proposal ”);

•

a proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm for the year ending December 31, 2012 (the “ Ratification Proposal ”) and

With respect to the Election Proposal and the Compensation Proposal, there were 31,834,274 broker non-votes. Broker non-votes were not relevant to the other proposals.

ELECTION OF DIRECTORS

With respect to the Election Proposal, the seven individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld
Bradford B. Baker	28,960,510	376,719
Max H. Cohen	28,957,344	379,885
Mark D. Gordon	28,270,625	1,066,604
David J. Saul	28,985,097	352,132
Jon D. Sawyer	29,004,551	332,678
Gregory P. Stemm	29,104,099	233,130

NON -BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

With respect to the Compensation Proposal, the results of the vote were as follows:

For	Against	Abstain
28,516,654	734,436	86,139

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Ratification Proposal, the proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm was approved as follows:

For	Against	Abstain
60,555,984	337,891	277,628

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 20, 2012	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer